Exhibit 99.5

BUSINESS OF ROYSTON AND CERTAIN INFORMATION ABOUT ROYSTON

This Business section provides a comprehensive overview of the business of SRR Holdings, Inc., a Delaware corporation (“Royston”, and together with all of Royston’s subsidiaries, “Royston Group”), including a description of its core operations, the industries in which it operates, its employee and human capital profile, and other information pertinent to understanding the business in the context of the transaction reported in the accompanying Current Report on Form 8-K.

Overview

Royston was incorporated in the State of Delaware on February 21, 2018 as Royston Holdings, Inc. On July 25, 2018, Royston amended its certificate of incorporation to change its name to SRR Holdings, Inc. Royston Group is an integrated designer, manufacturer, and installer of branded store environments, including cabinetry and store fixtures under the Royston brand, refrigerated and heated display cases under the Southern CaseArts brand, and exterior signage under the SignResource brand. The Royston Group provides a differentiated “one-stop-shop” model from collaborative design and engineering through fabrication, finishing, assembly, and delivery, enabling turnkey execution for scaled national and regional customers.

Since 2018, Royston Group has completed four acquisitions to expand its product offering and cross-selling potential: SignResource, LLC, a California limited liability company in July 2018 (“SignResource”); Hamilton Laboratory Solutions (Shanghai) Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China in February 2020; Southern CaseArts, Inc., an Alabama corporation in July 2020 (“Southern CaseArts”); and ProImage Wholesale Signs, LLC, a Kansas limited liability company in September 2020.

Today, Royston Group operates five well-invested U.S. manufacturing facilities with best-in-class lead times, offering integrated capabilities including sheet metal fabrication, powder coating, silk screening, vacuum and metal forming, and metal and plastic painting for a broad variety of select products. Royston Group’s strategy emphasizes operational excellence, organic growth, and disciplined M&A to expand capabilities and deepen customer relationships.

Core Operations

Royston Group operates three primary business lines: (i) Royston cabinetry, checkstands, shelving, and store fixtures; (ii) SignResource exterior signage; and (iii) Southern CaseArts refrigerated and heated display cases.

Royston Group delivered a strong financial performance in the nine months ended September 30, 2025, generating revenue of approximately $202.4 million and Adjusted EBITDA of approximately $30 million, representing an Adjusted EBITDA margin rate of approximately 15%.

For the nine months ended September 30, 2025, Royston, SignResource, and Southern CaseArts represented approximately 58%, 29% and 13%, respectively, of net sales. By product solution, cabinets and store fixtures, exterior signage, other services, and refrigerated and heated cases accounted for approximately 52%, 22%, 14%, and 12%, respectively, of net sales for the nine months ended September 30, 2025. From an end market perspective, convenience stores represented approximately 51% of Royston Group’s net sales for the nine months ended September 30, 2025, followed by grocery at approximately 31%, gas stations at approximately 13%, and other markets at approximately 5%.

Operations integrate design, engineering, fabrication, paint and finishing, assembly, and delivery, enabling complex, multi-site rollouts with consistent quality and brand execution. Royston Group is expanding direct-perform capabilities and intends to operate as a general contractor in select southeastern U.S. states to streamline execution and reduce coordination bottlenecks.

Commercially, Royston Group aligns to customer strategic priorities, leveraging deep relationships to increase share within existing accounts while pursuing targeted acquisitions to broaden capabilities and market access.

Industries and Markets

Royston Group serves diversified end-markets through national and regional programs requiring consistent brand presentation at scale, including convenience and gas, grocery, quick-service restaurants, and related retail channels. Royston Group targets customers that often purchase both fixtures and signage, enabling cross-sell across interior and exterior environments and supporting multi-year program visibility. Royston Group believes that its U.S. serviceable addressable market was estimated at approximately $13.4 billion in 2024, with potential growth to approximately $17.0 billion by 2030, driven by recurring remodel activity, retrofit and replacement demand, and continued new store development among leading chains.

Customers, Sales, and Marketing

Royston Group operates primarily within the United States, with limited operations in Mexico and China. Royston Group’s top customer relationships average over 20 years, serving multiple top U.S. chains across convenience store, grocery store, and gas station end-markets. Royston Group primarily engages customers directly, while selectively utilizing sales agencies to extend coverage of opportunistic projects, maintaining direct contact with end-customers to ensure program quality and responsiveness.

Royston Group’s customer base is largely consistent across the Royston, SignResource, and Southern CaseArts business lines, as several of the company’s largest customers by sales volume purchase cabinetry and fixtures, temperature-controlled cases, and signage solutions from the company. Its customer uniformity is further evidenced by its strong position among market leaders, as Royston Group serves three of the largest five U.S. convenience store and grocery store chains, as well as four of the largest five U.S. gas station chains. To that end, Royston Group has a strong pipeline of potential remodel and cross-sell opportunities from existing customers and believes that these customers plan to expand their business with the company.

Royston Group’s go-to-market process emphasizes just-in-time execution, with typical lead times of approximately four weeks for Royston and SignResource offerings and approximately 10-12 weeks for Southern CaseArts, supported by defined steps from site survey through installation and post-install review. The commercial organization comprises approximately 28 total sales representatives with an average sales representative tenure of approximately 13 years across business units.

Supply Chain, Manufacturing, and Operations

Royston Group operates an integrated U.S. manufacturing and logistics footprint designed to support large, multi-site customer programs. Core capabilities include design engineering, metal fabrication, thermoforming, CNC routing, finishing (including powder coat paint lines), assembly, and coordinated delivery, enabling consistent quality and schedule adherence across programs. Royston Group’s operating footprint includes facilities in Royston, Georgia; Jasper, Georgia; Bessemer, Alabama; Bell Gardens, California; and Jacksboro, Tennessee, with approximately 783,000 total production square feet and current staffing generally at two shifts per day, five days per week. Site-level key performance indicators reflect approximately 98% on-time delivery and average lead times of approximately five weeks for Royston.

Royston Group maintains a diversified U.S.-based supplier network for key inputs, with an average tenure of more than 14 years among top suppliers and categories including metal materials, electronic components, and paint and powder coat, supporting quality and pricing.

Intellectual Property and Technology

Royston Group’s competitive position is supported by its diverse portfolio of intellectual property, including 23 U.S. federal trademarks, 12 Canadian trademarks, one trademark registration in Alabama, and 18 other international trademarks, several of which are registered in the People’s Republic of China. In addition, Royston Group owns three issued patents related to store fixture and cabinetry technology and possesses one pending patent application for similar technology. Royston Group also holds three copyright registrations, as well as several domain names and social media accounts related to its business.

Royston Group’s competitive position is further supported by proprietary design libraries and engineering know-how enabling mass customization at scale, with more than 1.2 billion available product configurations. Standardized operating procedures and program management tools ensure brand consistency, quality, and speed-to-market across customer programs.

Regulation and Compliance

Royston Group’s operations are not subject to extensive industry-specific regulation, but are instead governed primarily by generally applicable federal, state, local, and, where relevant, international laws and regulations, with certain targeted requirements relating to product standards and energy efficiency for refrigerated and heated display cases, including applicable regulations of the U.S. Department of Energy and the Environmental Protection Agency. Royston Group maintains compliance programs tailored to its risk profile, including training, monitoring, and governance oversight by management and the Board of Directors. Changes in applicable laws or enforcement priorities could affect the cost and manner of conducting Royston Group’s business, and Royston Group continuously monitors developments to adjust its policies, processes, and controls accordingly.

Properties

Royston Group leases the facilities used for corporate offices, manufacturing, distribution, and program support. Principal production locations and approximate square footage include: Jasper, GA (Royston) ~219,000 sq. ft.; Royston, GA (Royston) ~198,000 sq. ft.; Bessemer, AL (Southern CaseArts) ~190,000 sq. ft.; Bell Gardens, CA (SignResource) ~92,500; and Jacksboro, TN (SignResource) ~83,200 sq. ft., representing approximately 783,000 total production square feet, with utilization ranging from approximately 27% to 53% across sites based on two shifts per day. Royston Group believes these facilities are suitable and adequate for current operations and support anticipated growth.

Legal Proceedings

From time to time, Royston Group is involved in claims, lawsuits, regulatory inquiries, audits, or other legal proceedings arising in the ordinary course of business. As of the date of this filing, Royston Group is not a party to any legal proceeding that it believes would have a material adverse effect on its consolidated financial condition, results of operations, or cash flows. Royston Group maintains insurance coverage it deems appropriate, subject to deductibles, exclusions, and policy limits.

Employees and Human Capital

As of December 31, 2025, Royston Group had approximately 894 employees. The company’s workforce spans production, engineering, sales and sales support, and administrative functions, with the substantial majority employed on a full-time basis. Employee populations are concentrated in Jasper, GA; Royston, GA; Bessemer, AL; Bell Gardens, CA; and Jacksboro, TN, aligned to Royston Group’s manufacturing footprint, with headcount distribution by manufacturing facility of approximately 30% in Jasper, 25% in Royston, 17% in Bell Gardens, 16% in Bessemer, and 12% in Jacksboro.

Royston Group is committed to attracting, developing, and retaining talent through competitive compensation and benefits, learning and development programs, and a culture that emphasizes safety, inclusion, and ethical conduct. Health and safety are core priorities, and Royston Group monitors leading and lagging indicators to drive continuous improvement across its sites.

Environmental, Social, and Governance

Royston Group embeds operational excellence and standardized procedures across its facilities to promote quality, safety, and responsible operations, including vertical integration and insourcing initiatives designed to enhance service levels, reduce lead times, and support product quality. Governance of continuous improvement and program execution is supported by defined standards and accountability for performance across the organization.

Seasonality and Cyclicality

Demand is influenced by recurring remodel cycles and retrofit/replacement activity across convenience, grocery, and quick-service restaurant (“QSR”) end-markets, which can create intra-year phasing tied to customer program timing and budget cycles. New store development and franchise renovations also contribute to order cadence, particularly in QSRs. Royston Group manages seasonality through capacity planning, operational flexibility, and a diversified product and service mix.

Competition

Royston Group competes with national and regional providers across product categories.

Royston Group believes that the offerings and its unique end-to-end capabilities has significant competitive advantages differentiating the products and services it offers to customers, with the primary advantages as follows:

●	A comprehensive one-stop offering, mass-customization capabilities, domestic footprint, and demonstrated cross-sell execution;
●	A structural cost advantage versus most competitors due to Royston Group’s scale and proven ability to pass through cost changes and manage margins; and
●

A product sourcing strategy that empowers Royston Group to accelerate design and production timelines while achieving more competitive pricing for products that are not typically manufactured in-house, which gives Royston Group an advantage over its competitors.

Insurance

Royston Group maintains insurance coverage typical for companies of our size and industry, including policies for property, casualty, general liability, product liability, directors’ and officers’ liability, cyber risk, and other standard coverages. Royston Group’s insurance is subject to customary deductibles, exclusions, and limits, and there can be no assurance that coverage will be adequate for all potential losses.